Exhibit 10.1.3

Non-Qualified Stock Option Agreement

under the Quanterix Corporation

2007 Stock Option and Grant Plan

Name of Optionee:	(the “Optionee”)

No. of Underlying Shares:	Shares of Common Stock

Grant Date:	(the “Grant Date”)

Expiration Date:	(the “Expiration Date”)

Vesting Start Date:	(the “Vesting Start Date”)

Option Exercise Price/Share:	$ (the “Option Exercise Price”)

Pursuant to the Quanterix Corporation 2007 Stock Option and Grant Plan (the “Plan”), as amended, Quanterix Corporation, a Delaware corporation (together with all successors thereto, the “Company”), hereby grants to the Optionee, who is an employee of the Company or any of its Subsidiaries, an Option to purchase, on or prior to the Expiration Date (or such earlier date as provided in Section 3 below), all or any part of the number of shares of Common Stock of the Company indicated above (the “Underlying Shares,” with such shares once issued being referred to herein and in the Plan as “Option Shares”) at the Option Exercise Price per share indicated above.

Notwithstanding anything in this Non-Qualified Stock Option Agreement (the “Agreement”) to the contrary, this Stock Option and any Option Shares shall be subject to, and governed by, all the terms and conditions of the Plan, including, without limitation, Section 9 thereof concerning certain restrictions on transfer of Option Shares and related matters.  To the extent there is any inconsistency between the terms of the Plan and of this Agreement, the terms of the Plan shall control.

All capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings given such terms in the Plan.

1.                                      Vesting and Exercisability.

(a)                                 No portion of this Stock Option may be exercised until such portion shall have vested and become exercisable.  Except as set forth in Section 1(b) below, and subject to the determination of the Committee in its sole discretion to accelerate the vesting schedule hereunder, this Stock Option shall be vested and exercisable with respect to the Underlying Shares in accordance with the following schedule:

One Year Anniversary of the Vesting Start Date (25%)
(the “Initial Vesting Date”) —
Month 13(1) - Month 47 —
Month 48 —

(b)                                 In the case of a Sale Event, this Stock Option shall be treated as provided in Section 4(a) of the Plan.

2.                                      Exercise of Stock Option.  Prior to the Expiration Date (or such earlier date provided in Section 3 below), the Optionee may exercise this Stock Option by delivering a Stock Option exercise notice (an “Exercise Notice”) in the form of Appendix A hereto indicating his or her election to purchase some or all of the Underlying Shares with respect to which this Stock Option is exercisable at the time of such notice.

3.                                      Termination of Employment.  Except as the Committee may otherwise expressly provide, or as may otherwise be expressly provided in any employment agreement between the Company and the Optionee, if the Optionee’s employment with the Company or a Subsidiary terminates, the period within which the Optionee may exercise this Stock Option may be subject to earlier termination as set forth below:

(a)                                 Termination of Employment Due to Death or Disability.  If the Optionee’s employment terminates by reason of such Optionee’s death or disability (as defined in Section 422(c) of the Code), this Stock Option may be exercised, to the extent exercisable on the date of such termination, by the Optionee or by the Optionee’s legal representative or legatee for a period of twelve (12) months from the date of such termination or until the Expiration Date, if earlier.

(b)                                 Termination for Cause.  If the Optionee’s employment is terminated by the Company for Cause, all Options (unvested and vested) shall terminate immediately.  “Cause” means any of the following: (i) dishonesty, embezzlement, misappropriation of assets or property of the Company; (ii) gross negligence, misconduct, neglect of duties, theft, fraud, or breach of fiduciary duty to the Company; (iii) violation of federal or state securities laws; (iv) breach of an employment, consulting or other agreement with the Company; or (v) the conviction of a felony, or any crime involving moral turpitude, including a plea of guilty or nolo contendre.

(c)                                  Other Termination.  If the Optionee’s employment terminates for any reason other than death or disability or Cause, this Stock Option may be exercised, to the extent exercisable on the date of such termination, by the Optionee for a period of three (3) months from the date of termination or until the Expiration Date, if earlier.

(d)                                 Treatment of Unvested Options on Termination of Employment.  Any portion of this Stock Option that is not exercisable on the date of termination of the Optionee’s employment with the Company, for any reason, shall terminate immediately and be null and void and of no further force and effect.

4.                                      Incorporation of Plan.   Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan.  In the event of a conflict between this Agreement and the Plan, the terms of the Plan shall govern.

(1)  The remainder of the Options to vest over 3 years, in equal monthly installments, rounded down to the nearest share, at the end of each successive month following the Initial Vesting Date, until the fourth anniversary of the Vesting Start Date, on which date all remaining unvested Options shall vest.

5.                                      Transferability.   This Agreement is personal to the Optionee and is not transferable by the Optionee in any manner other than by will or by the laws of descent and distribution.  All transfers of Options are governed by the terms of the Plan.

6.                                      Status of Stock Option.  This Stock Option is not intended to qualify as an “incentive stock option” as defined in Section 422(b) of the Code.

7.                                      Drag Along Rights.  In the event that Investors (as defined in that certain Stockholders Agreement by and among the Company and the Investors named therein, dated as of June 20, 2007 (the “Stockholders Agreement”)) holding not less than a majority of the outstanding Shares (as defined in the Stockholders Agreement) held by all Investors (the “Selling Investors”) and the Board of Directors approve a Sale Event (as defined below) in writing, then the Optionee hereby agrees:

(a)                                 if such transaction requires stockholder approval, with respect to all Option Shares that such Optionee owns or over which such Optionee otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Option Shares in favor of, and adopt, such Sale Event (together with any related amendment to the Certificate required in order to implement such Sale Event) and to vote in opposition to any and all other proposals that could delay or impair the ability of the Company to consummate such Sale Event;

(b)                                 if such transaction is a Stock Sale (as defined below), sell the same proportion of shares of capital stock of the Company beneficially held by such Optionee as is being sold by the Selling Investors to the Person to whom the Selling Investors propose to sell their Shares, and, on the same terms and conditions as the Selling Investors;

(c)                                  to execute and deliver all related documentation and take such other action in support of the Sale Event as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provision of this Section 7, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

(d)                                 not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Option Shares of the Company owned by such party or Affiliate in a voting trust or subject any Option Shares to any arrangement or agreement with respect to the voting of such Option Shares, unless specifically requested to do so by the acquiror in connection with the Sale Event;

(e)                                  to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale Event; and

(f)                                   if the consideration to be paid in exchange for the Option Shares pursuant to this Section 7 includes any securities and due receipt thereof by any Optionee would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Optionee of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Optionee in lieu thereof, against surrender of the Shares which would have otherwise been sold by such

Optionee, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Optionee would otherwise receive as of the date of the issuance of such securities in exchange for the Option Shares.

For purposes of this Section 7, a “Sale Event” shall mean either: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from Stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”), or (b) a transaction that is or could be treated as a Liquidation Event (as defined in the Company’s Amended and Restated Certificate of Incorporation).

8.                                      Miscellaneous Provisions.

(a)                                 Change and Modifications.  This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective.  This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.

(b)                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of Delaware without regard to conflict of law principles.

(c)                                  Equitable Relief.  The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(d)                                 Headings.  The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

(e)                                  Saving Clause.  If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(f)                                   Notices.  All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid.  Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(g)                                  Benefit and Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives.  The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(h)                                 Counterparts.  For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

[SIGNATURE PAGE FOLLOWS]

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

QUANTERIX CORPORATION

By:
Name:
Title:

Address:	113 Hartwell Ave
Lexington, MA 02421

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan, including, without limitation, Section 9 thereof, and understands that the Stock Option granted hereby is subject to the terms of the Plan and of this Agreement.  This Agreement is hereby accepted, and the terms and conditions thereof and of the Plan hereby agreed to, by the undersigned as of the date first above written.

OPTIONEE:

Name:

Address:

DESIGNATION OF BENEFICIARY:

Beneficiary’s Address:

SPOUSE’S CONSENT(2)

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan, including, without limitation, Section 9 thereof, and understands that the Stock Option granted hereby is subject to the terms of the Plan and of this Agreement.  This Agreement is hereby accepted, and the terms and conditions hereof and of the Plan are hereby agreed to, by the undersigned as of the date first above written.

SPOUSE:

Name:

Address:

(2)                                     Required only if Optionee’s state of residence is a community property state such as Arizona, California, Idaho,  Louisiana, New Mexico, Nevada, Texas, Washington or Wisconsin.

Appendix A

STOCK OPTION EXERCISE NOTICE

Quanterix Corporation

Attention: Treasurer

Pursuant to the terms of the stock option agreement between myself and Quanterix Corporation. (the “Company”) dated            (the “Agreement”), under the Company’s 2007 Stock Option and Grant Plan, I, [Insert Name]                      , hereby [Circle One] partially/fully exercise such Stock Option by including herein payment in the amount of $       representing the purchase price for [Fill in number of Underlying Shares]         Option Shares.  I have chosen the following form(s) of payment:

☐                                    1.                                      Cash

☐                                    2.                                      Certified or bank check payable to Quanterix Corporation

☐                                    3.                                      Other (as described in the Plan (please describe))

            .

In connection with my exercise of the Stock Option as set forth above, I hereby represent and warrant to the Company as follows:

(i)                                     I am purchasing the Option Shares for my own account for investment only, and not for resale or with a view to the distribution thereof.

(ii)                                  I have had such an opportunity as I have deemed adequate to obtain from the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company and have consulted with my own advisers with respect to my investment in the Company.

(iii)                               I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Option Shares and to make an informed investment decision with respect to such purchase.

(iv)                              I can afford a complete loss of the value of the Option Shares and am able to bear the economic risk of holding such Option Shares for an indefinite period of time.

(v)                                 I understand that the Option Shares may not be registered under the Securities Act of 1933 (it being understood that the Option Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act of 1933 and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof).  I further acknowledge that certificates representing Option Shares will bear restrictive legends reflecting the foregoing.

(vi)                              I understand and agree that the Option Shares when issued will continue to be subject to the Plan, including Section 9 thereof.

Sincerely yours,

Name:

Address: